Exhibit 99.3
For more information, contact:
Ronald L. Smith
Vice President
Chief Financial Officer
(336) 316-5545
Unifi, Inc. Announces New Subsidiary in China
     GREENSBORO, N.C. — July 31, 2008 — Unifi, Inc. (NYSE:UFI) today announced that it plans to form Unifi Textiles Suzhou Co., Ltd. (“UTSC”), a wholly-owned, China-based subsidiary that will focus on the development, sales and service of premium value-added (PVA) yarns for customers in the region. Based in Suzhou, China, the new entity is expected to begin operations by the end of the second quarter.
     Unifi will work closely with high-value textile producers to develop innovative PVA and specialty products designed to meet ever-changing consumer demands, and then oversee their production in China. Initially, UTSC is expected to purchase the branded PVA inventory from the Company’s current joint venture partner, Sinopec Yizheng Chemical Fiber Co., Ltd., which is also expected to serve as the primary toll manufacturer for UTSC during the start-up. UTSC may add other toll manufacturers over time to grow the portfolio of PVA yarns available to customers in the region.
     Bill Jasper, President and CEO of Unifi, said, “Demand for high-value and PVA yarns in China continues to grow at an annual rate of greater than ten percent, and this is the segment UTSC will be solely focused on supplying. This shift in strategy in China will benefit the Company by not only removing us from the challenging and unprofitable commodity sector but will provide us with greater focus and flexibility, faster product innovation, and enhanced service to customers in the growing PVA segment.”
     UTSC will look to expand the Asian sales of the Company’s successful branded PVA yarns, including Repreve®, Sorbtek®, Reflexx®, Mynx®, A.M.Y.® and aio®. Unifi will maintain control of all intellectual knowledge associated with the Company’s branded products, and will work closely with toll manufacturers to ensure product quality and technical specifications meet company standards.
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Unifi Announces New Subsidiary in China — page 2
     “Our Company strategy is to transition our product mix toward PVA products, and UTSC will improve our ability to develop and commercialize new PVA products that meet the needs of our customers in the region,” said Roger Berrier, Executive Vice President for Sales, Marketing and Asian Operations for Unifi. “Our growing customer base in China will enjoy faster access to innovative products, with the confidence of knowing that product quality and technical service are backed by Unifi. They will also benefit from the strength of the relationships that Unifi has developed with many of the world’s leading brands and retailers.”
     Ed Wickes will serve as President of UTSC, reporting to Berrier. UTSC will initially employ up to eleven people, including direct and downstream sales and technical service personnel.
     Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: aio® — all-in-one performance yarns, Sorbtek®, A.M.Y.®, Mynx® UV, Repreve®, Reflexx®, MicroVista® and Satura®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit http://www.unifi.com.
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Unifi Announces New Subsidiary in China — page 3
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.
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